Exhibit 99.1

AgEagle Aerial Systems Receives Non-Compliance Notice from NYSE American and Makes NYSE American Section 610(b) Public Announcement

WICHITA, Kan., April 29, 2025 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, announces that on April 23, 2025, the Company received written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of (i) $2.0 million or more if the Company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, (ii) $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years and (iii) $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively. As of December 31, 2024, the Company had stockholders’ deficit of $5.7 million and has had losses in the most recent five fiscal years ended December 31, 2024.

The Company is now subject to the procedures and requirements of Section 1009 of the Company Guide. The Company has until May 23, 2025 to submit a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by October 23, 2026, which is eighteen months from receipt of the Letter (“Cure Period”). The Company intends to submit the Plan to regain compliance with NYSE American listing standards, however there can be no assurance that the Company will be able to achieve compliance with such standards within the Cure Period. If the NYSE American accepts the Plan, the Company will be able to continue its listing during the Cure Period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance. If the Plan is not accepted by the NYSE American, the Letter states that delisting proceedings will commence. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American under the symbol “UAVS”, but will have an added designation of “.BC” to indicate the status of the common stock is “below compliance”. The notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

The Company also advises that as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024, filed March 31, 2025, with the Securities and Exchange Commission, the audited financial statements contained an audit opinion from its independent registered public accounting firm that included a Substantial Doubt Regarding Going Concern paragraph. This announcement is made pursuant to NYSE American Company Guide Section 610(b), which requires separate public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company’s consolidated financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2024.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and ability to regain compliance with the NYSE American Listing Standards, the timing and fulfilment of current and future orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com